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                                                                   Exhibit 10.1

                                    AGREEMENT

C. Wesley Smith and International Paper Company have reached the following Agreement. In this Agreement, "Employee" refers to C. Wesley Smith and "Company" refers to International Paper Company and its predecessors, subsidiaries, officers, directors, employees, agents, successors, and assigns.

                                    Preamble

WHEREAS, Employee has provided valuable skills, expertise and leadership to the Company;

WHEREAS, Employee has reached an age where he is entitled to take early retirement and has indicated that he desires to do so;

WHEREAS, the Company desires to retain Employee through January 31, 2002, in order to continue to receive the benefit of Employee's full-time contributions to the Company and to assist the Company in connection with various matters beneficial to the Company;

WHEREAS, the Company has determined that it is in the best interests of the Company and its shareholders for the Employee to remain an employee through January 31, 2002; and

WHEREAS, the Employee is willing to continue as an employee of the Company in consideration for the promises set forth herein;

NOW THEREFORE, the parties agree as set forth below.


                               Terms of Agreement

1. For the Employee's agreement to remain in the employ of the Company through January 31, 2002, the Company agrees to pay the Employee a Special Termination Benefit of $1,027,866.00. This Special Termination Benefit will be paid in a lump sum following Employee's termination of employment. The Company will deduct from Employee's Special Termination Benefit any taxes and other deductions the Company is by law required to make from payments to employees.




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         In the event the Employee dies before January 31, 2002, the Special
         Termination Benefit shall be payable as a Special Death Benefit as soon as practicable following Employee's death to Employee's beneficiary designated under the International Paper Company Group Insurance Plan.

         The Company agrees that the Employee's award under the Performance Share Plan for 2001 will be as follows: 1st Tranch - 15,000 shares paid as earned; 2nd Tranch - 15,000 shares paid at pro-rata target (50% or 7,500 shares); and 3rd Tranch - 15,000 shares paid at pro-rata target (33% or 5,000 shares). In addition, the Employee will receive an award of 15,000 shares paid at target for 2002. Shares will be distributed within 30 days of Employee's last day of active employment.

         The Company agrees to provide the Employee benefits as provided in Exhibit A.

         These benefits are paid in exchange for the promises made by the Employee in this Agreement.

2. The Employee agrees to remain in the employ of the Company through January 31, 2002.

3. The Employee acknowledges and agrees that the Company is not required to pay the benefits described in Paragraph 1 under the Company's normal policies and practices.

4. Employee acknowledges that the Confidentiality and Non-Competition Agreement Employee entered into with the Company on June 3, 1994, remains in effect after Employee's last day of active employment and agrees to adhere to the specific continuing obligations set forth therein, including those relating to Confidentiality, Non-Compete and Non-Solicitation/Non-Hire.

5. The Company has made no promises to the Employee other than those in this Agreement.

6. This Agreement is null and void if the Employee does not work through January 31, 2002, provided, however, that the Special Death Benefit will be payable in the event of the Employee's death prior to such date.




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         THE EMPLOYEE ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT, UNDERSTANDS
         IT AND IS VOLUNTARILY ENTERING INTO IT. PLEASE READ THIS AGREEMENT CAREFULLY.

         WITNESS:

          /s/ Shirley A. Russell                  /s/ C. Wesley Smith
          ------------------------------          ------------------------------
                                                  Employee Signature


          Date  9/28/01                           Date  9/28/01

          WITNESS:                                FOR THE COMPANY

          /s/ Beth Coffman                        /s/ J.N. Carter
          ------------------------------          ---------------------------

          Date  9/27/01                           Date  9/27/01




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                                    EXHIBIT A
                                    ---------

EXECUTIVE BENEFITS
------------------

         Stock Option Plan
         -----------------
         You may continue to exercise outstanding vested options for the applicable period set forth in each option grant. During such period, you may continue to use Merrill Lynch Financial Advisors to exercise outstanding options. New stock option awards will not be granted after your last day of active employment. Replacement options will not be granted after your last day of active employment except for options granted in 2001.

         All outstanding unvested options will immediately vest upon your last day of active employment. You may exercise these options for the period set forth in each option grant.

         All outstanding options will be canceled at the end of the last business day of the applicable period during which you are entitled to exercise options as stated above.

         Unfunded Retirement Plan for Senior Managers (SERP)
         ---------------------------------------------------
         You will be entitled to SERP benefits upon your retirement from the company.

         Termination Agreement (Change in Control)
         -----------------------------------------
         The Termination Agreement you entered into with the Company will be canceled effective your last day of active employment.

         Executive Supplemental Life Insurance
         -------------------------------------
         Upon your retirement, you have the following choices on the benefits you are to receive under this program: 1) life insurance equal to one times your base pay at no cost to you; 2) life insurance equal to two times your base pay at an additional cost to you; or 3) the cash surrender value of the policy.

         Financial Counseling
         --------------------
         You will be eligible to receive financial counseling services from the company-contracted provider for three years following your last day of active employment.




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DISPOSITION OF OTHER BENEFITS
-----------------------------

         Pay in Lieu of Vacation and Personal/Floating Holidays
         ------------------------------------------------------
         Pay for 2002 vacation and personal/floating holidays due but not yet taken at the time of termination will be paid in a lump sum within 30 days of your last day of active employment.

         Medical and Dental Coverage
         ---------------------------
         Medical and dental coverage will end January 31, 2002.

         Health Care EBRA
         ----------------
         Participation in the health care reimbursement account under the Employee Benefit Reimbursement Accounts (EBRA) will end on January 31, 2002. Charges incurred on or before January 31, 2002 will be eligible for reimbursement.

         COBRA
         -----
         The Consolidated Omnibus Budget Reconciliation Act (COBRA) permits you and any covered dependents to continue medical and dental coverage for up to 18 months from your qualifying event date and health care EBRA coverage through December 31, 2002. The COBRA coverage rate is 102 percent of the full cost of coverage. The COBRA period may be extended in certain cases of disability or in the event you or a covered dependent have a second qualifying event.

         You will be allowed 60 days to choose COBRA coverage. This 60-day period begins with the date you are notified of your COBRA eligibility or the date of your qualifying event, whichever is later.

         Additional information and necessary forms for enrolling in COBRA will be forwarded to you under separate cover, including the qualifying event date and list of events which terminate COBRA coverage.

         Group Life Insurance
         --------------------
         All insurance coverage (Basic Life/AD&D, Optional GUL and Travel Accident) will end on January 31, 2002..

         You may convert Basic Life to a personal policy within 31 days of cessation of coverage without taking a medical exam or showing evidence of good health. Contact your local MetLife office by calling 1-800-MET-LIFE.




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         Any Optional GUL coverage may be continued under the portability provisions of the GUL policy with MetLife. MetLife will contact you directly on the process for GUL continuation.

         There is no option for continuing AD&D or travel accident insurance.

         Disability Plans
         ----------------
         Your coverage under the salary continuance and long-term disability plans will cease on January 31, 2002. There is no conversion option available for these coverages.

         Salaried Savings Plan (SSP)
         ---------------------------
         Final Distribution/Deferrals - After your last day of active employment, you may request a distribution of your SSP account or may elect to defer receipt up to age 70 1/2, in which case your account will remain in the SSP until distribution. You should call the Savings Plan Service Center and request a Distribution and Deferral Form.

         You may take a distribution of your SSP account in a lump sum or in the purchase of an annuity. As you are at least age 55 and have at least 10 years of vesting service, you may elect to receive your SSP account in installments over a period of five to 20 years or may elect to receive a combination of a lump sum payment and installments. The taxable portion of a distribution may be rolled over to an IRA or another employer's plan.

         If you defer receipt, you can change the deferral date and payment option at anytime before payment begins. If you fail to complete a form, your SSP account will be distributed to you automatically in a lump sum payment at age 65.

         Forms/Information - For forms and other information on your SSP account, you should contact the Savings Plan Service Center at 1-800-358-1018.

         Unfunded Savings Plan (USP)
         ---------------------------
         As you are eligible to retire at your last day of active employment, you may elect to defer distribution of your USP account up to age 70 1/2 and/or may request distribution in installment payments. This distribution election must be made before your last day of active employment. If no such election is made, your USP account will be distributed in a lump sum payment in January next following your last day of active employment.




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         For forms and other information on your USP account, you should contact the Savings Plan Service Center at 1-800-358-1018.

         Retirement Plan
         ---------------
         As you have at least 10 years of vesting service, you are eligible for retirement under the Retirement Plan of International Paper Company and are eligible to receive benefits the first day of any month up to age 65, as you elect. When you choose to retire, please notify Employee Service Center at least 90 days prior to the date of your retirement.

         Post-Retirement Medical Coverage
         --------------------------------
         You are eligible for post-retirement medical coverage. If you start pension payments, your retiree medical contributions will be deducted from your monthly pension checks. If you elect to defer pension payments, you must make the retiree medical contributions monthly to the Employee Service Center until your pension payments start.

         The company established caps or limits on the company's contributions toward the cost of medical benefits for employees eligible for post-retirement medical benefits who retire after March 1, 1992. The maximum annual company contribution is $3,600 for pre-Medicare coverage and $900 for post-Medicare coverage. The maximum annual caps apply to you. Once the company's contribution reaches the cap, 100 percent of future cost increases are your financial responsibility.

         Retiree Medical Savings Program
         -------------------------------
         Your accounts will be used to reimburse you for the amount of your contribution to the Retiree Medical Plan. You may also be reimbursed for the payment of Medicare Part B premiums for you and your spouse, if you so choose.

         Post-Retirement Life Insurance
         ------------------------------
         Post-retirement life coverage will be provided to you at no cost to you.